UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(561) 514-0936

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of September 2, 2015, the registrant entered into Amendment #1 (the “Amendment”) to that certain share exchange agreement (the “Exchange Agreement”) dated June 22, 2015 among the registrant, OncBioMune, Inc. (“ONC”) and the shareholders of ONC. In addition, on September 2, 2015, the Exchange (as such term is hereinafter defined) and the other transactions contemplated by the Exchange Agreement, as amended, closed. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2015.

Pursuant to the Amendment, all references to “3,000,000” in the Exchange Agreement were replaced with “4,493,372” and all references to “50,000,000” in the Exchange Agreement were replaced with “51,493,372.” As a result, the Exchange Agreement, as amended, provides that the registrant would acquire up to 47,000,000 of the issued and outstanding shares of ONC, representing 100% of ONC’s issued and outstanding common stock, from the ONC shareholders in exchange for the issuance of one share of the registrant’s common stock and 0.0212765957446809 of the registrant’s Series A preferred stock for each share of ONC’s common stock (the “Exchange”), after giving effect to a 1-for-138.72919666667 (or such other number that will result in the reduction of the number of issued and outstanding shares of Company common stock, prior to closing, to 4,493,372 shares) reverse stock split (the “Reverse Stock Split”) and other transactions provided for in the Exchange Agreement.

Effective as of closing on September 2, 2015, the registrant issued an aggregate of 47,000,000 shares of its common stock (representing approximately 91.3% of the registrant’s outstanding common stock) and 1,000,000 shares of the registrant’s Series A preferred stock (representing 100% of the registrant’s outstanding Series A preferred shares) in exchange for the issuance an aggregate of 47,000,000 shares of ONC’s common stock. As a result, the ONC shareholders became shareholders of the registrant and ONC became a subsidiary of the registrant. Each share of Series A preferred stock is entitled to 500 votes on all matters that come before shareholders for a vote. For federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In accordance with the terms of the Exchange Agreement, as amended, Constantin Dietrich resigned as the registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director. Mr. Dietrich’s resignation was not as a result of any disagreements with the registrant. In addition, each of Jonathan F. Head, Ph. D., Robert L. Elliott, M.D., and Andrew Kucharchuk were appointed as directors of the registrant, effective September 2, 2015. The registrant also appointed the following individuals to the respective offices set forth next to their names:

Jonathan F. Head, Ph. D. – Chief Executive Officer

Robert L. Elliott, Jr., M.D. – Chief Medical Officer

Andrew Kucharchuk – Chief Financial Officer and President

In connection with the registrant’s corporate name change to OncBioMune Pharmaceuticals, Inc., on or about September 25, 2015, the trading symbol for the registrant’s common stock will change to “OBMP.”

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. In addition to the 47,000,000 shares of common stock and the 1,000,000 shares of Series A preferred shares issued in connection with the Exchange, on August 27, 2015, the registrant issued an aggregate of 1,333,332 unregistered shares of common stock in settlement of an aggregate of $4,000 in outstanding debt owed by the registrant. The debt was converted into shares of restricted common stock of the registrant at a conversion price of $0.003 per share. On August 27, 2015, the registrant also issued an aggregate of 159,999 unregistered shares of common stock in exchange for approximately $480 (representing a cost per share of $0.003) in services previously rendered to the registrant.

The registrant claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placements of the above-referenced securities, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On September 2, 2015, the registrant’s Board of Directors approved the dismissal of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm. Salberg was engaged as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 28, 2015. The registrant informed Salberg of its dismissal on September 4, 2015. The decision to dismiss Salberg was effective as of the date of notification of dismissal.

The report of Salberg on the registrant’s financial statements for the fiscal year ended February 28, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph which raised substantial doubt on our ability to continue as a going concern.

During the fiscal year ended February 28, 2015, and through the date of dismissal, (a) we had no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, in connection with Salberg’s audit of our financial statements for the fiscal year ended February 28, 2015, Salberg advised us that there was a material weakness in our internal control over financial reporting relating to (1) the lack of multiples levels of management review on complex accounting and financial reporting issues, and (2) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems.

We provided Salberg with a copy of this disclosure prior to its filing with the Securities and Exchange Commission, and requested that Salberg furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Salberg is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On September 2, 2015, our Board of Directors approved the engagement of Anton & Chia, LLP (“Anton”) as our independent registered public accounting firm, and Anton was engaged on September 2, 2015. During our two most recent fiscal years and through September 2, 2015, neither the registrant nor anyone on its behalf consulted Anton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Anton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 5.01. Changes in Control of Registrant.

The disclosure in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Below is certain information regarding the registrant’s new officers and directors:

Jonathan F. Head, Ph. D. Dr. Head, age 65, served as ONC’s President and Chief Scientific Officer from 2005 until September 2015. He has also been President and Director of Research at the Mastology Research Institute of the Elliott-Elliott-Head Breast Cancer Research and Treatment Center since 1988. Dr. Head is an Adjunct Associate Professor of Biochemistry at Tulane University School of Medicine, an Adjunct Professor of Physical and Biological Sciences at Delta State University and an Adjunct Associate Professor at Louisiana State University School of Veterinary Medicine. Previously, he has held positions in the Division of Cell Biology of Naylor Dana Institute for Disease Prevention of the American Health Foundation in New York, the Department of Immunology at Cornell University Medical School in New York, and the Department of Pediatrics at Mt. Sinai Medical School in New York. He was also Director/Department Head of Tumor Cell Biology at the Center for Clinical Sciences, International Clinical Laboratories in Nashville, Tennessee.

For his services as Chief Executive Officer, Dr. Head will receive an annual salary of $275,000 and is eligible for a 10% bonus and additional equity grants, as agreed upon by the board of directors.

Robert L. Elliott, Jr., M.D. Dr. Elliott, age 79, served as ONC’s Chief Executive Officer from 2005 until September 2015. He has also been the Director of and a practicing physician at the Elliott-Elliott-Head Breast Cancer Research and Treatment Center since 1973.

For his services as Chief Medical Officer, Dr. Elliott will receive an annual salary of $125,000 and is eligible for a 10% bonus and additional equity grants, as agreed upon by the board of directors.

Andrew Kucharchuk. Mr. Kucharchuk, age 34, served as ONC’s Chief Financial Officer from 2009 to September 2015. Mr. Kucharchuk is a graduate of Louisiana State University and Tulane University’s Freeman School of Business, where he earned an MBA with a Finance Concentration.

For his services as Chief Financial Officer and President, Mr. Kucharchuk will receive an annual salary of $200,000 and is eligible for a 10% bonus and additional equity grants, as agreed upon by the board of directors.

Dr. Head, Dr. Elliott and Mr. Kucharchuk are eligible to participate in the registrant’s standard benefit programs for all named executive officers, which includes, but is not limited to, receipt of medical benefits.

Other than the transactions disclosed in Item 2.01 of this Current Report on Form 8-K, there have been no transactions and are no currently proposed transactions in which the registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the registrant’s total assets at year end for the last two completed fiscal years, and in which Dr. Head, Dr. Elliott or Mr. Kucharchuk had or will have a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2015, the Company filed amended and restated articles of incorporation with the State of Nevada relating to, among other things:

●	A 1-for-139.232797666667 reverse stock split of the registrant’s common stock,

●	An increase in the registrant’s authorized common stock from 450,000,000 shares to 500,000,000 shares,

●	The creation of Series A preferred stock, and

●	A change in the registrant’s corporate name from Quint Media Inc. to OncBioMune Pharmaceuticals, Inc.

On August 27, 2015, the Financial Industry Regulatory Authority approved the reverse stock split and the registrant’s corporate name change.

Item 7.01. Regulation FD Disclosure.

In connection with the registrant’s corporate name change to OncBioMune Pharmaceuticals, Inc., on or about September 25, 2015, the trading symbol for the registrant’s common stock will change to “OBMP.”

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the registrant by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the registrant by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment #1 to Share Exchange Agreement effective as of September 2, 2015 by and among the Registrant, OncBioMune, Inc. and the shareholders of OncBioMune, Inc.

16.1	Letter of Salberg & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OncBioMune Pharmaceuticals, Inc.

Date: September 8, 2015	By:	/s/ Jonathan F. Head, Ph. D.
Jonathan F. Head, Ph. D.
Chief Executive Officer